CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1996 appearing on page A-28 of Springfield Institution for Savings' Annual Report on Form F-2 for the year ended December 31, 1995 which is included as exhibit 99.3 of SIS Bancorp's Registration Statement on Form 8-A dated June 4, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of this Registration Statement.



/s/ Price Waterhouse LLP
Boston, Massachusetts
September 4, 1996